BlackSky Announces $29.5 Million Private Placement Financing

HERNDON, VA. – March 7, 2023 – BlackSky Technology Inc. (NYSE: BKSY) (“BlackSky” or the “Company”) announced it has entered into definitive agreements with a syndicate of new and existing institutional investors for the issuance and sale of 16,403,677 shares of the Company’s Class A common stock (“common stock”) and warrants to purchase up to an additional 16,403,677 shares of common stock in a private placement offering. The per share purchase price is $1.79, and each investor will receive an equivalent number of warrants with an exercise price of $2.20. The warrants will become exercisable six months after issuance and have a term of five years from the initial exercise date. The private placement is expected to close by March 8, 2023, subject to the satisfaction of customary closing conditions.

The gross proceeds from the private placement total approximately $29.5 million before deducting placement agent fees and other offering expenses payable by the Company. BlackSky intends to use the net proceeds from the private placement for general corporate purposes and investments in its space and software platforms.

Jefferies LLC acted as the sole placement agent for the private placement.

The securities to be sold in the private placement and described above are being made in a transaction not involving a public offering and have not been registered under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506(b) of Regulation D promulgated thereunder or applicable state securities laws. Accordingly, the securities in the private placement may not be resold in the United States except pursuant to an effective registration statement with the Securities and Exchange Commission (the “SEC”) or an exemption from registration under the Securities Act and any applicable state securities laws.

The Company has agreed to file a registration statement with the SEC covering the resale of the shares of the common stock and the shares of common stock underlying the warrants in the private placement no later than 45 days following the closing of the private placement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About BlackSky Technology Inc.

BlackSky is a leading provider of real-time geospatial intelligence. BlackSky delivers on-demand, high frequency imagery, monitoring and analytics of the most critical and strategic locations, economic assets, and events in the world.

BlackSky designs, owns and operates one of the industry’s leading low earth orbit small satellite constellations, optimized to capture imagery cost-efficiently where and when our customers need it. BlackSky’s Spectra AI software platform processes data from BlackSky’s constellation and from other third-party sensors to develop the critical insights and analytics that our customers require.

BlackSky is relied upon by U.S. and international government agencies, commercial businesses, and organizations around the world. BlackSky is headquartered in Herndon, VA, and is publicly traded on the New York Stock Exchange as BKSY. To learn more, visit www.blacksky.com and follow us on Twitter.

Forward-Looking Statements
Certain statements in this press release may contain forward-looking statements within the meaning of the federal securities laws with respect to BlackSky. Words such as "may," "will," "could," "should," "would," "plan," "potential," "intend," "anticipate," "believe," "estimate," "future," "opportunity," "will likely result," or "expect" and other words, terms, and phrases of similar meaning are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements involve estimates, expectations, projections, goals, forecasts and assumptions, and, as a result, are subject to risks and uncertainties.

Many factors could cause actual future events to differ materially from the forward-looking statements in this press release. If any of these risks materialize or underlying assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Accordingly, although BlackSky's management believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because BlackSky can give no assurance that they will prove to be correct. The risks that could cause actual results to differ materially from current expectations include, but are not limited to, the risks and uncertainties identified and discussed in BlackSky's disclosure materials filed from time to time with the SEC, which are available on the SEC's website at www.sec.gov or on BlackSky's Investor Relations website at ir.blacksky.com.

The forward-looking statements contained in this release are expressly qualified in their entirety by the foregoing cautionary statements. All such forward-looking statements are based upon data available as of the date of this press release and speak only as of such date. BlackSky disclaims any intention or obligation to update or revise any forward-looking statements in this release as a result of new information or future events, except as may be required under applicable securities laws.

Investor Contact
Aly Bonilla
abonilla@blacksky.com

Media Contact
Pauly Cabellon
pcabellon@blacksky.com